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                                                                    EXHIBIT 3.18

                            ARTICLES OF INCORPORATION

                                       OF

                                H. C. CORPORATION

                                A BODY CORPORATE



TO THE HONORABLE JUDGE OF PROBATE,
JEFFERSON COUNTY, ALABAMA:

         The undersigned, Healthcare Services of America, Inc., an Alabama corporation, acting as incorporator(s) and desiring to organize a body corporate under the laws of the State of Alabama, hereby adopt(s) the following Articles of Incorporation:

         1. The name of the corporation is H. C. CORPORATION and the corporation shall be authorized to trade in said name or to use any other trade name not now being used by any other person, firm or corporation.

         2. The objects and purposes for which the corporation is formed are:

         (a) To own, operate and manage hospitals, general, psychiatric and otherwise, and to provide management services therefor, and to do any and all things necessary and related thereto.

         (b) To purchase, acquire, hold, improve, sell, convey, assign, exchange, release, mortgage, encumber, lease, hire and deal in real and personal property of every kind and character.

         (c) To apply for, purchase, or acquire by assignment, transfer or otherwise, and hold, mortgage or otherwise pledge, and to sell, exchange, transfer, deal in and in any manner dispose of, and to exercise, carry out and enjoy any license, power, authority, concession, right or privilege which any corporation may make or grant.

         (d) To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, exchange or otherwise dispose of, and invest, trade




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and deal in and with goods, wares and merchandise and personal property of every class and description, whether or not the same specifically pertain to the classes of business above specified; and to own and operate mines, plants, factories, mills, warehouses, yards, merchandise stores, commissaries and all other installations or establishments of whatever character or description, together with the equipment, rolling stock and other facilities used or useful in connection with or incidental thereto.

         (e) To acquire bonds or stocks of this corporation or otherwise, the goodwill, rights, assets and property, and to undertake to assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

         (f) To purchase or otherwise acquire, hold, use, sell, assign, lease, mortgage or in any manner dispose of, and to take, exchange and grant licenses, or other rights therein, in respect of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventories, improvements, processes, formulae, methods, copyrights, trademarks and trade names, relating to or useful in connection with any business, objects or purposes of the corporation.

         (g) To acquire, by purchase, subscription or otherwise, and to own, hold, sell and dispose of, exchange, deal in and deal with stocks, bonds, debentures, obligations, evidences of indebtedness, promissory notes, mortgages or securities, the stocks, bonds, debentures or other evidence of indebtedness of this corporation, and this corporation shall have the express power to hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of capital stocks, bonds, debentures, promissory notes, mortgages and securities so acquired by it, and, while the owner thereof, to exercise all the rights, privileges and powers of ownership, including the right to vote thereof, to the same extent as a natural person may do subject to the limitations, if any, on such rights now or hereafter provided by the laws of Alabama.

          (h) To endorse, or otherwise guarantee, or obligate itself for, or pledge or mortgage all or any part of its properties for the payment of the principal and interest, or either, on any bonds, debentures, notes, scrip, coupons or other obligations or evidences of indebtedness, or the performance of any contract, mortgage or obligation, or any other corporation or association, domestic or foreign, or of any firm, partnership or joint venture.

         (i) To enter into, make and perform any contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association, corporation, municipality, county, state territory, government, governmental subdivision or body politic.

         (j) To acquire the goodwill, rights, assets and properties, and to undertake the whole or any part of the liabilities of any person, firm, association or



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corporation; to pay for the same in cash, the stock or other securities of the corporation, or otherwise; to hold, or in any manner dispose of, the whole or any part of the property so acquired; to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of any such business.

         (k) To borrow and lend money, without security, or upon the giving or receipt of such security as the Board of Directors of the corporation may deem advisable by way of mortgage, pledge, transfer, assignment or otherwise, of real and personal property of every nature and description, or by way of guaranty, or otherwise.

         (l) To draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bill of exchange, warrants, debentures, and other negotiable or transferable instruments.

         (m) To issue bonds, debentures or other securities or obligations and to secure the same by mortgage, pledge, deed of trust, or otherwise.

         (n) To act as agent, jobber, broker, or attorney in fact in buying, selling, and dealing in real and personal property of every nature and description and leases respecting the same and estates and interests therein and mortgages and securities thereof, in making and obtaining loans, whether secured by such property or not, and in supervising, managing and protecting such property and loans and all interest in and claims affecting the same.

         (o) To purchase, take, receive, redeem or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares of stock, and its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, and to hold, sell, transfer or reissue the same.

         (p) To enter into any plan or project for the assistance and welfare of its employees.

         (q) To enter into any legal arrangements for sharing of profits, union of interest, reciprocal concessions, or cooperation, as partner, joint venturer or otherwise, with any person, partnership, corporation, association, combination, organization, entity or other body whatsoever, domestic or foreign carrying on or proposing to carry on any business, which this corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out of any of the objects of this corporation.

         (r) To have one or more offices to carry on all of its operations and business without restriction or limit as to amount, in any of the states, districts, territories, or possession or colonies of the United States, and in any and all foreign


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countries, subject to the laws of such state, district, territory, possession, colony or country.

         (s) To carry on any other business in connection with the foregoing.

         (t) To do any and all of the things herein set out and such other things as are incidental or conducive to the attainment of the objects and purposes of this corporation, to the same extent as natural persons might or could do and in any part of the world, as principal, factor, agent, contractor, or otherwise, either alone or in conjunction with any person, firm, association, corporation or any entity of whatsoever kind, and to do any and all such acts and things and to exercise any and all such powers to the full extent authorized or permitted to a corporation under any laws that may be now or hereafter applicable or available to this corporation.

         The foregoing clauses, and each phrase thereof, shall be construed as objects and purposes of this corporation, as well as powers and provisions for the regulation of the business and the conduct of the affairs of the corporation, the directors, and shareholders thereof, all in addition to those powers specifically conferred upon the corporation by law, and it is hereby expressly provided that the foregoing specific enumeration of purposes shall not be held to limit or restrict in any manner the powers of the corporation otherwise granted by law. Nothing herein contained, however, shall be construed as authorizing this corporation to carry on the business of banking or that of a trust or that of a trust company, or the business of insurance in any of its branches.

         3. The location of the initial registered office of the corporation is 1212 Park Place Tower, Birmingham, Alabama 35203. The name of the initial registered agent at such address is Charles A. Speir.

         4. The amount of the total number of shares authorized to be issued shall be 1,000 shares having a par value of $1.00 per share.


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         5.     The names and post office addresses of the incorporator(s) are:

         NAME                                       POST OFFICE ADDRESS

Healthcare Services of America, Inc.,               1212 Park Place Tower
an Alabama corporation                              Birmingham, Alabama 35203


         The names and post office addresses of the Directors who shall hold office until the first annual meeting of Shareholders and until their successors have been elected and qualified are:

         NAME OF DIRECTOR                           POST OFFICE ADDRESS

Thomas C. Najjar, Jr., Chairman of Board            Birmingham, Alabama

Charles A. Speir                                    Birmingham, Alabama

Van Scott, M.D.                                     Birmingham, Alabama

         6. The period for the duration of the corporation shall be perpetual.

         7. This corporation may, from time to time, lawfully enter into any agreement to which all, or less than all, the holders of record of the issued and outstanding shares shall be parties, restricting the transfer of any or all shares represented by certificates therefor upon such reasonable terms and conditions as may be approved by the Board of Directors of this corporation, provided that such restrictions be stated upon each certificate representing such shares.

         8. All persons who shall acquire shares in this corporation shall acquire them subject to the provisions of this Certificate of Incorporation, as the same from time to time may hereafter be amended. So far as not otherwise expressly provided by the laws of the State of Alabama, the corporation shall be



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entitled to treat the person or entity in whose name any share is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in said share on the part of any other person, whether or not the corporation shall have notice thereof.

         9. The President shall have authority to execute all deeds, mortgages, bonds and other contracts requiring a seal, under the seal of the corporation and the Secretary or any Assistant Secretary shall have authority to affix said seal to instruments requiring it, and attest the same.

         10. The corporate powers shall be exercised by the Board of Directors, except as otherwise expressly provided by statute or by this Certificate of Incorporation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is hereby expressly authorized:

                (a) To adopt, alter, amend and repeal the By-Laws of the corporation, but By-Laws so made by the Directors may be altered or repealed by the Directors or Shareholders; and

                (b) To fix and determine and to vary the amount of working capital of the corporation; to determine whether any, and if any, what part, of any accumulated profits shall be declared and paid as dividends; to determine the date or dates for the declaration and payment of dividends and to direct and determine the use and disposition of any surplus or net profit over and above the stated capital.

         The corporation may, in its By-Laws, confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon Directors by statute.


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         11.    No contract or other transaction between the corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are Directors or Officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, if the contract or transaction is fair and reasonable to the corporation and if either:

         (1) The fact of such relationship or interest is disclosed to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

         (2) The fact of such relationship or interest is disclosed to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent. Common or interested Directors may not be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.


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         IN WITNESS WHEREOF, the undersigned Incorporator(s) have hereunto subscribed their names to these Articles of Incorporation on this the 9th day of September, 1983.

                               HEALTHCARE SERVICES OF AMERICA, INC.
                               An Alabama Corporation



                               BY:          /s/ Charles A. Speir
                                   ---------------------------------------------
                                     Its President

ATTEST:


    /s/ Ann D. Jacobs
------------------------------
Its Secretary